Pricing Supplement No. 6 dated January 23, 1996        Registration No. 33-52571
(To Prospectus Supplement dated December 16, 1994      Rule 424(b)(3)
and Prospectus dated March 18, 1994)


                           BANK OF BOSTON CORPORATION

                               MEDIUM-TERM NOTES
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE


                            ---------------------


        Except as set forth herein, the Notes offered hereby are "Senior Floating Rate Notes" and have such terms as are described in the accompanying Prospectus Supplement dated December 16, 1994, relating to Senior Floating Rate Notes.

Principal Amount: $55,000,000

Issue Date: January 23, 1996
(Settlement Date): January 26, 1996

Stated Maturity Date: January 26, 1999

Issue Price:  100% of Principal Amount

Offering Agent: Lehman Brothers Inc., as agent

Offering Agent's
Commission:  $30,171.10

Proceeds to the
Corporation:  $54,969,828.90

Interest Rate(s)
  (Fixed Rate Notes):  N/A

Initial Interest Rate
  (Floating Rate Notes):  5.66%

Interest Payment Dates:  [ ] June 15 and December 15 of each year.

                         [X] Other: April 26, 1996 April 28, 1997 April 27, 1998
                                    July 26, 1996  July 28, 1997  July 27, 1998
                                    Oct. 28, 1996  Oct. 27, 1997  Oct. 26, 1998
                                    Jan. 27, 1997  Jan. 26, 1998  Jan. 26, 1999

Interest Payment Period:  Quarterly

Record Dates:                [X] Fifteenth calendar day (whether or not a Business Day)
                             next preceding each Interest Payment Date.

Interest Rate Basis          [ ] CMT Rate
    (Floating Rate Notes):   [ ] Commercial Paper Rate
                             [ ] Eleventh District Cost of Funds Rate
                             [ ] Federal Funds Rate
                             [X] LIBOR Telerate
                             [ ] LIBOR Reuters
                             [ ] Prime Rate
                             [ ] Treasury Rate
                             [ ] Other:

Interest Calculation
    (Floating Rate Notes):   [X] Regular Floating Rate Note
                             [ ] Floating Rate/Fixed Rate Note
                                 Fixed Rate Commencement Date:
                                 Fixed Interest Rate:
                             [ ] Inverse Floating Rate Note
                                 Fixed Interest Rate:

Index Maturity
    (Floating Rate Notes):   Three Months

Index Currency
(LIBOR Notes):  U.S. Dollar

Designated LIBOR Page
(LIBOR Notes):  Page 3750

Designated CMT Telerate
Page (CMT Rate Notes): N/A

Designated CMT Maturity
Index (CMT Rate Notes):  N/A

Reuters Screen NYMF Page
(Prime Rate Notes):  N/A

Spread (Plus or Minus)
    (Floating Rate Notes):  +.16

Spread Multiplier
    (Floating Rate Notes):  N/A

Interest Rate Formula
    (Floating Rate Notes):  N/A

Interest Reset Dates
    (Floating Rate Notes):  January 26, 1996    Jan. 27, 1997     Jan. 26, 1998
                            April 26, 1996      April 28, 1997    April 27, 1998
                            July 26, 1996       July 28, 1997     July 27, 1998
                            October 28, 1996    Oct. 27, 1997     Oct. 26, 1998

Interest Reset Period:  Quarterly

Interest Determination Dates   Jan.  24, 1996     Jan.  23, 1997     Jan.  22, 1998
    (Floating Rate Notes):     April 24, 1996     April 24, 1997     April 23, 1998
                               July  24, 1996     July  24, 1997     July  23, 1998
                               Oct.  24, 1996     Oct.  23, 1997     Oct.  22, 1998

Calculation Agent (if other
    than the Bank)
    (Floating Rate Notes):  N/A

Minimum Interest Rate
    (Floating Rate Notes):  N/A

Maximum Interest Rate
    (Floating Rate Notes):   N/A

Redemption Date(s):  N/A

Initial Redemption Percentage:  N/A

Annual Redemption
    Percentage Reduction:  N/A

Holder's Optional
    Repayment Date(s):  N/A

Day Count Convention
    (Floating Rate Notes):   [ ] 30/360 for the period from _____________ to
                                 ________________.
                             [X] Actual/360 for the period from January 26, 1996
                                 to January 26, 1999.

Original Issue
    Discount Note: [ ] Yes
                   [X] No

Total Amount of OID:  N/A

Yield to Maturity:  N/A

Interest Accrual
    Period:  N/A

Default Rate:  N/A

Other Provisions:   Terms used but not defined in this Pricing Supplement shall have the meanings specified in the above-referenced Prospectus Supplement.